EXHIBIT 99.2

                         [GULF WEST BANKS LOGO OMITTED]

                                NEWS ANNOUNCEMENT

CONTACT:
Gordon W. Campbell, Chairman and President
                      or
Barry K. Miller, EVP & Chief Financial Officer
(727) 894-5696; fax (727) 823-7675

FOR IMMEDIATE RELEASE
July 11, 2002



             GULF WEST BANKS, INC., PARENT OF MERCANTILE BANK,
                       DECLARES SPECIAL CASH DIVIDEND


St. Petersburg, FL--The Board of Directors of Gulf West Banks, Inc., (Nasdaq:GWBK), at a special meeting held July 11, 2002, declared an $.08 per share cash dividend, payable August 1, 2002 to shareholders of record at July 22, 2002.



                               * * * * * * *

Gulf West Banks, Inc. is a $525 million asset financial holding company based in St. Petersburg, Florida. Gulf West owns 100 percent of Mercantile Bank, a state chartered, commercial bank founded in 1986. Mercantile currently serves the Pinellas, Hillsborough and Pasco County communities of the Tampa Bay area with 15 banking offices. www.bankmercantile.com